                     3141276 CANADA, INC. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                              FOR THE YEARS ENDED
                        DECEMBER 31, 2003, 2002 AND 2001

                                      WITH
                          INDEPENDENT AUDITORS' REPORT

                     3141276 CANADA, INC. AND SUBSIDIARIES

                               TABLE OF CONTENTS

                        DECEMBER 31, 2003, 2002 AND 2001

Independent Auditors' Report ...................................................      1

Consolidated Balance Sheets ....................................................      2

Consolidated Statements of Income ..............................................      4

Consolidated Statements of Shareholder's Equity and
         Other Comprehensive Income ............................................      5

Consolidated Statements of Cash Flows ..........................................      6

Notes to Consolidated Financial Statements .....................................      7

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
3141276 Canada, Inc. and Subsidiaries
Atlanta, Georgia

We have audited the accompanying consolidated balance sheets of 3141276 Canada, Inc. and Subsidiaries as of December 31, 2003 and 2002 and the related consolidated statements of income, shareholder's equity and other comprehensive income and cash flows for the years ended December 31, 2003, 2002, and 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of 3141276 Canada, Inc. and Subsidiaries as of December 31, 2003, and 2002 and the consolidated results of their operations and their consolidated cash flows for the years ended December 31, 2003, 2002, and 2001 in conformity with U.S. generally accepted accounting principles.

                                         /S/ GIFFORD, HILLEGASS & INGWERSEN, LLP

October 20, 2004
Atlanta, Georgia

                     3141276 CANADA, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2003 AND 2002

                                     ASSETS

                                                                  2003                2002
                                                           -----------------  ------------------
CURRENT ASSETS
     Cash and cash equivalents                             $       5,306,608  $        3,199,466
     Investments held to maturity (Note B)                           505,333           1,018,721
     Accounts receivable, net of allowance for
       doubtful accounts of $260,391 and $304,590
       in 2003 and 2002, respectively                              5,464,472           5,852,656
     Inventories (Note C)                                          7,984,277           8,899,142
     Other current assets                                            790,314             711,206
     Prepaid expenses                                                162,187             196,355
     Prepaid income taxes                                            205,002                   -
     Deferred income taxes (Note F)                                  239,319             142,159
                                                           -----------------  ------------------

         TOTAL CURRENT ASSETS                                     20,657,512          20,019,705

FIXED ASSETS (NOTE D)                                              7,122,001           6,261,622

OTHER ASSETS
     Investments held to maturity (Note B)                        10,580,139           7,905,035
     Investments available for sale (Note B)                       2,075,085                   -
     Other assets                                                     39,810              81,662
                                                           -----------------  ------------------

         TOTAL OTHER ASSETS                                       12,695,034           7,986,697
                                                           -----------------  ------------------

         TOTAL ASSETS                                      $      40,474,547  $       34,268,024
                                                           =================  ==================

   The accompanying notes are an integral part of these financial statements.

                     3141276 CANADA, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 2003 AND 2002

                      LIABILITIES AND SHAREHOLDER'S EQUITY

                                                                  2003                2002
                                                           ------------------  ------------------
CURRENT LIABILITIES
     Accounts payable & accrued liabilities                $        4,134,069  $        2,900,969
     Other current liabilities                                         96,648              87,354
     Income taxes payable                                                   -              27,990
     Due to Shareholder                                                 7,713              38,035
     Current portion of long-term debt (Note E)                       126,038             115,802
                                                           ------------------  ------------------

         TOTAL CURRENT LIABILITIES                                  4,364,468           3,170,150

LONG-TERM DEBT, LESS CURRENT PORTION (NOTE E)                         708,413             822,871

DEFERRED INCOME TAXES (NOTE F)                                        784,050             338,166

COMMITMENTS AND CONTINGENCIES (NOTES G, H AND I)

SHAREHOLDER'S EQUITY (NOTE A)
     Common stock                                                         740                 740
     Class A preferred stock                                           64,250              64,250
     Additional paid in capital                                     8,351,508           8,351,508
     Accumulated other comprehensive income (loss)                    (28,127)            (69,917)
     Retained earnings                                             26,229,245          21,590,256
                                                           ------------------  ------------------

         TOTAL SHAREHOLDER'S EQUITY                                34,617,616          29,936,837
                                                           ------------------  ------------------

         TOTAL LIABILITIES AND
           SHAREHOLDER'S EQUITY                            $       40,474,547  $       34,268,024
                                                           ==================  ==================

   The accompanying notes are an integral part of these financial statements.

                     3141276 CANADA, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

                                                   2003                2002                2001
                                             -----------------  ------------------  ------------------
NET SALES                                    $      85,480,054  $       76,902,747  $       70,787,882

COST OF SALES                                       67,799,268          59,970,678          55,807,163
                                             -----------------  ------------------  ------------------

         GROSS PROFIT                               17,680,786          16,932,069          14,980,719

DELIVERY EXPENSES                                    2,901,958           2,597,172           2,499,358

SELLING AND ADMINISTRATIVE EXPENSES                  6,566,153           6,171,651           5,609,331
                                             -----------------  ------------------  ------------------

         OPERATING INCOME                            8,212,675           8,163,246           6,872,030

OTHER INCOME (EXPENSE)
     Interest expense                                  (78,876)            (87,336)           (133,807)
     Interest and other income                         296,209             203,143             257,024
     Gain on sale of investment                              -                   -             443,130
                                             -----------------  ------------------  ------------------

         OTHER INCOME, NET                             217,333             115,807             566,347
                                             -----------------  ------------------  ------------------

         INCOME BEFORE INCOME TAXES                  8,430,008           8,279,053           7,438,377

INCOME TAX PROVISION (NOTE F)                        3,080,365           3,082,814           2,570,681
                                             -----------------  ------------------  ------------------

         NET INCOME                          $       5,349,643  $        5,196,239  $        4,867,696
                                             =================  ==================  ==================

   The accompanying notes are an integral part of these financial statements.

                      3141276 CANADA, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF SHAREHOLDER'S EQUITY
                         AND OTHER COMPREHENSIVE INCOME

               FOR THE YEARS ENDED DECEMBER 31,2003,2002 AND 2001

                                        Preferred                                      Accumulated        Total       Comprehensive
                                       and Common    Additional Paid     Retained     Comprehensive   Shareholder's      Income
                                          Stock         In Capital       Earnings     Income (Loss)      Equity          (Loss)
                                      ------------   ---------------     --------     -------------   -------------   -------------
BALANCE AT DECEMBER 31, 2000          $     64,990     $  8,240,256    $  12,713,277   $    (24,372)   $ 20,994,151    $
   Net income                                    -                -        4,867,696              -       4,867,696       4,867,696
   Additional paid in capital                    -          148,677                -              -         148,677
   Dividends paid                                -                -         (451,084)             -        (451,084)
   Foreign currency translation
    adjustment                                   -                -                -        (22,497)        (22,497)        (22,497)
                                                                                                                       ------------
      Other comprehensive income                                                                                       $  4,845,199
                                      ------------     ------------    -------------   ------------    ------------    ============
BALANCE AT DECEMBER 31, 2001          $     64,990     $  8,388,933    $  17,129,889   $    (46,869)   $ 25,536,943

  Net income                                     -                -        5,196,239              -       5,196,239       5,196,239
   Distribution of capital                       -          (37,425)               -              -         (37,425)
   Dividends paid                                -                -         (735,872)             -        (735,872)
   Foreign currency translation
    adjustment                                   -                -                -        (23,048)        (23,048)        (23,048)
                                                                                                                       ------------
      Other comprehensive income                                                                                       $  5,173,191
                                      ------------     ------------    -------------   ------------    ------------    ============
BALANCE AT DECEMBER 31, 2002          $     64,990     $  8,351,508    $  21,590,256   $    (69,917)   $ 29,936,837

   Net income                                    -                -        5,349,643              -       5,349,643       5,349,643
   Dividends paid                                -                -         (710,654)             -        (710,654)
   Foreign currency translation
    adjustment                                   -                -                -         13,546          13,546          13,546
   Unrealized gain on marketable
    securities                                                                               28,244          28,244          28,244
                                                                                                                       ------------
      Other comprehensive income                                                                                       $  5,391,433
                                      ------------     ------------    -------------   ------------    ------------    ============
BALANCE AT DECEMBER 31, 2003          $     64,990     $  8,351,508    $  26,229,245   $    (28,127)   $ 34,617,616
                                      ============     ============    =============   ============    ============

   The accompanying notes are an integral part of these financial statements.

                      3141276 CANADA, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

                                                             2003             2002             2001
                                                          -----------     ------------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net income                                           $ 5,349,643     $  5,196,239       4,867,696
     Adjustments to reconcile net income to net cash
       provided by operating activities:
          Depreciation and amortization                       642,676          626,660         726,267
          Gain on sale of investment                                -                -        (443,130)
          Deferred income taxes                               348,724          273,111         275,908
          Changes in operating assets and liabilities:
               Accounts receivable                            388,184         (728,615)        135,831
               Inventory                                      914,865         (240,190)     (1,290,264)
               Prepaid expenses                                34,168          (26,221)        (79,670)
               Other assets                                   (37,256)         235,612        (308,630)
               Accounts payable                             1,233,100           91,818        (382,193)
               Accrued expenses                                32,083           14,823          26,858
               Income taxes payable/refundable               (232,992)          59,093        (211,504)
                                                          -----------     ------------     -----------
     NET CASH PROVIDED BY
          OPERATING ACTIVITIES                              8,673,195        5,502,330       3,317,169
                                                          -----------     ------------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
     Investment in bonds                                   (7,770,591)      (8,923,756)              -
     Sales of bonds                                         2,506,290                -               -
     Maturities of bonds                                    1,027,500                -               -
     Proceeds from sale of investment                               -                -         563,602
     Purchase of fixed assets                              (1,503,055)      (1,097,466)     (1,503,402)
                                                          -----------     ------------     -----------
     NET CASH USED IN INVESTING ACTIVITIES                 (5,739,856)     (10,021,222)       (939,800)
                                                          -----------     ------------     -----------
CASH FLOWS FROM FINANCING ACTIVITIES
     Advances from (payments to) shareholder                  (30,322)             368        (125,848)
     Payments on long-term debt                              (104,222)         (95,762)       (411,665)
     Additional capital contribution                                -                -         148,677
     Distribution of capital                                        -          (37,425)              -
     Payments of cash dividends                              (710,654)        (735,872)       (451,084)
                                                          -----------     ------------     -----------
     NET CASH USED IN FINANCING ACTIVITIES                   (845,198)        (868,691)       (839,920)
     EFFECT OF EXCHANGE RATE CHANGES ON CASH                   19,001          (20,364)        (22,669)
                                                          -----------     ------------     -----------
     NET INCREASE (DECREASE) IN CASH                        2,107,142       (5,407,947)      1,514,780
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR              3,199,466        8,607,413       7,092,633
                                                          -----------     ------------     -----------
CASH AND CASH EQUIVALENTS AT END OF YEAR                  $ 5,306,608     $  3,199,466     $ 8,607,413
                                                          ===========     ============     ===========
SUPPLEMENTAL CASH FLOW INFORMATION:
     Income taxes paid                                    $ 3,018,572     $  2,614,000     $ 2,570,063
                                                          ===========     ============     ===========
     Interest paid                                        $    78,876     $     87,336     $   133,807
                                                          ===========     ============     ===========

   The accompanying notes are an integral part of these financial statements.

                      3141276 CANADA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                       DECEMBER 31, 2003, 2002 AND 2001

NOTE A--NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

3141276 Canada, Inc., (the "Company") a Canadian corporation, is the parent company for GMG International, Inc., which owns a 100% interest in Papercon, Inc., a manufacturer of treated paper products for food packaging and services industries, primarily for domestic markets. The Company operates in a single segment. GMG International, Inc. also owns a 100% interest in GHGA Management, Inc., a corporation established to provide management services for a real estate partnership. GHGA Management, Inc. is a general partner and has a 1% ownership interest in GHGA Properties, LP. The other remaining 99% limited partnership interest is owned by the Company's shareholder. GHGA Properties, LP owns the land and building for the Atlanta operations of Papercon which is leased by Papercon from GHGA Properties, LP.

Principles of Consolidation and Basis of Financial Statement Presentation: The consolidated financial statements include the accounts of 3141276 Canada, Inc. and its wholly-owned subsidiaries GMG International, Inc., Papercon Inc., and GHGA Management, Inc. In accordance with SOP 78-9, Accounting for Investments in Real Estate Ventures, the account balances for GHGA Properties, LP are also included in these consolidated financial statements. Significant intercompany accounts and transactions have been eliminated in consolidation.

Capital Stock: 3141276 Canada, Inc. has authorized an unlimited number of shares without par value as follows: a) Common Stock - 1,000 shares issued and outstanding, voting and participating; b) Class A Preferred Stock - 13,937,815 shares outstanding, non-voting, non participating, 1% per month non-cumulative and preferential to common shares and Class B preferred shares, redeemable and retractable for an amount equal to the consideration received at issuance; c) Class B Preferred Stock - no shares issued and outstanding, non-voting, non participating, 8% non-cumulative and preferential to common shares, redeemable at paid-up capital amount.

Revenue Recognition: Revenue is recognized at the time of shipment.

Cash and Cash Equivalents: For the purposes of financial reporting, the Company considers all highly liquid investments purchased with original maturities of less than three months to be cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts: The Company performs ongoing credit evaluations of its customers and does not generally require collateral. The Company maintains an allowance for doubtful accounts based upon the expected collectibility of accounts receivable. Amounts determined to be uncollectible are charged to operations when that determination is made.

                      3141276 CANADA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 2003, 2002 AND 2001

NOTE A--NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

Inventories: Inventories consist primarily of treated and untreated paper products and are valued at the lower of cost or market. Cost is determined using a standard cost accounting system which applies the first-in, first-out, or FIFO, method. The standards are periodically compared to actual prices and cost of production, and are adjusted when there are material price and/or cost of production changes. Variances from standard are normally recognized in the current year's operations.

Property, Plant and Equipment and Depreciation: The Company capitalizes expenditures for major renewals and betterments at cost and charges to operating expenses the cost of current maintenance and repairs. Fixed assets consisting of furniture, fixtures, leasehold improvements, machinery, and equipment are recorded at cost and are depreciated using the straight-line method over their estimated useful lives, ranging from three to ten years, for financial reporting purposes. Building and improvements are depreciated over forty years. Accelerated methods of depreciation are used for tax purposes.

Other Assets: Other assets include security deposits for operating leases and utilities.

Investments: The Company invests in marketable debt securities classified as held-to-maturity as well as investments classified as available-for-sale. Investments classified as held-to-maturity are recorded at amortized cost.

The investments classified as available-for-sale are stated at fair value based on quoted market prices obtained from an independent broker. The difference between amortized cost and fair value representing unrealized holding gains or losses are recorded as a component of shareholder's equity as accumulated other comprehensive income or loss. Gains and losses on sales of investments are determined on a specific identification basis.

Income Taxes: The Company accounts for income taxes using the asset and liability method in accordance with Statement of Financial Accounting Standards Number 109 ("SFAS 109"), Accounting for Income Taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. A valuation allowance is provided for deferred tax assets when it is more likely than not that the assets will not be realized.

Foreign Currency: The vast majority of the Company's business activities are conducted by its U.S. subsidiaries and are denominated in U.S. dollars. The Company's functional currency for accounting purposes is the U.S. dollar.

                      3141276 CANADA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 2003, 2002 AND 2001

NOTE A--NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES--CONTINUED

Use of Estimates: The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments: At December 31, 2003, and 2002, the carrying values of financial instruments, such as cash, accounts receivables and payables, other liabilities, and notes payable, approximate their fair values.

Concentration of Credit Risk: The Company maintains its cash balances in financial institutions, which at times may exceed the federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Fiscal Year: For 2003 the Company used a calendar year as its fiscal year end. For 2002 and 2001 the Company's 52-53 week fiscal year ended on the Sunday nearest December 31. There were 52 weeks in each of the fiscal years ended December 31, 2002 and December 31, 2001.

Shipping and Handling Costs: In accordance with Emerging Issues Task Force EITF Issue 00-10, Accounting for Shipping and Handling Fees and Costs, amounts billed to customers in a sales transaction related to shipping and handling are classified as revenue. There were $2,901,958, $2,597,172 and $2,499,358 in shipping and handling costs incurred as delivery expenses for the years ended December 31, 2003, 2002 and 2001, respectively.

Comprehensive Income (Loss): Other comprehensive income (loss) consists of exchange gains and losses on foreign currency exchange and unrealized gains and losses on investments available-for-sale. The Company has adopted FAS 130, Reporting Comprehensive Income. This statement requires the presentation of "comprehensive income," which includes net income from operations and other comprehensive income items. Accumulated other comprehensive income (loss) is reported as a separate component of shareholder's equity. Foreign currency exchange losses account for all of the accumulated comprehensive losses through December 31, 2002. During 2003 other comprehensive income of $28,244 was recognized for unrealized gains on marketable securities. Also during 2003 there was a gain of $13,546 recorded on foreign currency translation.

                      3141276 CANADA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 2003, 2002 AND 2001

NOTE B--INVESTMENTS - MARKETABLE DEBT SECURITIES

Investments Held-to-Maturity: Investments in marketable debt securities held-to-maturity are carried in the financial statements at amortized cost. The short-term maturities represent investments that mature within one year. The long-term maturities represent investments that mature after one year. The cost and fair value of the marketable debt securities were as follows for the years indicated:

                                                    December 31, 2003
                                        ----------------------------------------
                                                          Gross
                                          Amortized     Unrealized        Fair
                                            Cost           Gains         Value
                                        ------------    ---------   ------------
Short- term maturities                  $    505,333    $       -   $    505,333
Long- term maturities                     10,580,139      197,574     10,777,713
                                        ------------    ---------   ------------
   TOTAL                                $ 11,085,472    $ 197,574   $ 11,283,046
                                        ============    =========   ============

                                          December 31, 2002
                                  ------------------------------------
                                                 Gross
                                    Amortized  Unrealized      Fair
                                      Cost        Gains       Value
                                  -----------  ---------  ------------
Short- term maturities            $ 1,018,721  $  11,040  $  1,029,761
Long- term maturities               7,905,035    211,786     8,116,821
                                  -----------  ---------  ------------
   TOTAL                          $ 8,923,756  $ 222,826  $  9,146,582
                                  ===========  =========  ============

There were two sales of investments classified as held to maturity during 2003. The Federal Home Loan Mortgage Corporate bonds were sold because the bonds were called early. The carrying value of the bonds at the date of sale was $2,008,082 and the related realized gain was $7,409. The West Penn Power Company bonds were sold due to the credit rating falling below

                      3141276 CANADA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 2003, 2002 AND 2001

NOTE B--INVESTMENTS - MARKETABLE DEBT SECURITIES-CONTINUED

the Company's requirements. The carrying value of the bond at the date of sale was $514,991 and the related realized loss was $45,736.

Investments Available-for-Sale: Investments in marketable securities classified as available for sale are carried in the financial statements at fair market value. These investments are held for an indefinite period. As of December 31, 2003 all investments available-for-sale are considered long term investments. The original cost and carrying values of marketable securities were as follows as of December 31, 2003:

                                                           Unrealized    Reinvested     Carrying
                                              Cost           Gains        Dividends       Value
                                          -----------      ----------    ----------    ----------
Equity securities valued at
      published traded value              $    30,366       $  14,397    $      429    $   45,192

Municipal debt securities mutual fund
      valued at published traded value      2,000,000          13,847        16,046     2,029,893
                                          -----------       ---------    ----------    ----------
      Total investments available -
        for- sale                         $ 2,030,366       $  28,244    $   16,475    $2,075,085
                                          ===========       =========    ==========    ==========

NOTE C -- INVENTORIES

Inventories, net of obsolescence reserves, consist of the following:

                                     December 31,     December 31,
                                         2003             2002
                                     -----------      -----------
Raw materials and supplies           $ 4,594,540      $ 5,154,486
Work in process                        1,060,833          736,763
Finished goods                         2,328,904        3,007,893
                                     -----------      -----------
                                     $ 7,984,277      $ 8,899,142
                                     ===========      ===========

                      3141276 CANADA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 2003, 2002 AND 2001

NOTE D--FIXED ASSETS

Fixed assets consist of the following:

                                 December 31,     December 31,
                                     2003              2002
                                 ------------     ------------
Land                             $    438,200     $    438,200
Building and improvements           1,862,000        1,862,000
Furniture and fixtures                154,654          151,881
Machinery and equipment            14,756,135       13,496,200
Leasehold improvements                892,283          894,982
Construction in progress              404,382          161,336
                                 ------------     ------------
                                   18,507,654       17,004,599
Less accumulated depreciation     (11,385,653)     (10,742,977)
                                 ------------     ------------
                                 $  7,122,001     $  6,261,622
                                 ============     ============

NOTE E--LONG-TERM DEBT

                                                                 2003               2002
                                                              ---------          ----------
Note payable to investors due in monthly
installments of $ 16,667, including interest at 8.50%
through November, 2009; secured by office building
and warehouse.                                                $ 834,451          $  938,673

Less current portion                                            126,038             115,802
                                                              ---------          ----------
Long-term debt                                                $ 708,413          $  822,871
                                                              =========          ==========
Principal maturities for fiscal years ending in December:

         2004                                                 $ 126,038
         2005                                                   137,179
         2006                                                   149,304
         2007                                                   162,501
         2008                                                   176,865
                                                                 82,564
                                                              ---------
                                                              $ 834,451
                                                              =========

                     3141276 CANADA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 2003, 2002 AND 2001

NOTE F--INCOME TAXES

The income tax provision consists of the following:

                                 December 31,  December 31,  December 31,
                                    2003          2002          2001
                                 -----------  -----------   -----------
Current Expense:
     Federal and foreign         $ 2,299,678  $ 2,387,703   $ 1,977,357
     State                           431,963      422,000       317,416
                                 -----------  -----------   -----------
                                   2,731,641    2,809,703     2,294,773
                                 -----------  -----------   -----------
Deferred expense:
     Federal and foreign             292,928      231,415       238,923
     State                            55,796       41,696        36,985
                                 -----------  -----------   -----------
                                     348,724      273,111       275,908
                                 -----------  -----------   -----------
         Total                   $ 3,080,365  $ 3,082,814   $ 2,570,681
                                 ===========  ===========   ===========

Deferred income taxes arise from the following temporary differences:

                                                     December 31,    December 31,
                                                         2003            2002
                                                     -----------    ------------
Current temporary differences:
     Allowance for doubtful trade accounts
          receivable                                 $   260,391     $   305,000
     Accrued vacation pay and employee benefits          571,704         340,000
     Inventory valuation                                 236,054         226,700
     Volume rebates and discounts                       (480,484)       (547,297)
     Other, net                                           30,255          36,000
                                                     -----------    ------------
                                                         617,920         360,403
                                                     -----------    ------------
          Net current deferred income tax asset
               at statutory rates                    $   239,319    $    142,159
                                                     ===========    ============
Non-current temporary differences:
     Fixed assets depreciation                       $(2,192,901)   $ (1,025,911)
     Non- compete agreement                              129,610         138,000
                                                     -----------    ------------
                                                      (2,063,291)       (887,911)
                                                     -----------    ------------
          Net non-current deferred income tax
                   liability at statutory rates      $  (784,050)   $   (338,166)
                                                     ===========    ============

At December 31, 2003, 2002 and 2001, no valuation allowance for deferred tax assets is considered necessary, as the realization of such assets is considered more likely than not.

The primary reason for differences in the expected tax provision at a combined federal and state statutory rate of approximately 38% and the actual tax provision is related to net income from GHGA Properties LP which is a limited partnership whose taxable income is passed through to the individual partners and also due to Canadian capital gain rates which are substantially less than U.S. statutory rates.

                     3141276 CANADA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 2003, 2002 AND 2001

NOTE G--MAJOR CUSTOMERS AND SUPPLIERS

During 2003, 2002 and 2001 there were sales through a network of buying cooperatives to one major customer that approximated 10% of total sales for 2003 and 2002 and 14% of sales for 2001. During 2003, 2002 and 2001 purchases from single, different vendors represented approximately 17%, 16% and 13% of total purchases during these years, respectively.

NOTE H--COMMITMENTS

The Company leases plant facilities under various operating leases, including plant and office facilities leased from a related party. Rent expense under all operating leases for the years ended December 31, 2003, December 31, 2002 and December 31, 2001 was approximately $1,153,000

$1,066,000 and $981,000, respectively, including expense to a related party of $565,756 $549,270 and $488,599, respectively. The Company is a guarantor on the mortgage held by the related party. In accordance with SOP 78-9 the rent expense and revenue between related parties is eliminated in consolidation and the property and related mortgage indebtedness is reflected in the consolidated financial statements. Reference Notes A and I for further information.

Future annual minimum lease payments under operating leases are as follows:

                                  Non-related     Related
                                     Party         Party          Total
                                  ----------   ------------    -----------
2004                              $  543,694   $    582,724    $ 1,126,418
2005                                 548,143        600,202      1,148,345
2006                                 476,636        202,029        678,665
2007                                 222,406              -        222,406
2008                                  18,534              -         18,534
                                  ----------   ------------    -----------
                                  $1,809,413   $  1,384,955    $ 3,194,368
                                  ==========   ============    ===========

NOTE I--PROFIT SHARING RETIREMENT PLAN

The operating subsidiary, Papercon, Inc., adopted the Papercon, Inc. Profit Sharing Retirement Plan effective October 1, 1983. Under this defined contribution plan, employees of Papercon, Inc. with one year or more of service who have reached age 21 become eligible for participation. For the years ended December 31, 2003, 2002 and 2001, Papercon, Inc. incurred expense of $81,476, $72,357 and $46,053 respectively, for its matching portion.

                      3141276 CANADA, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                         DECEMBER 31, 2003, 2002 AND 2001

NOTE J--RELATED PARTY TRANSACTIONS

Transactions with related parties noted in Note A are eliminated in these consolidated financial statements. In accordance with SOP 78-9 Accounting for Investments in Real Estate Ventures, the account balances of GHGA Properties, LP are included in these consolidated financial statements and related rents are eliminated. As a result, the following major account balances are included in the consolidated balances for the years ended December 31, 2003, and 2002:

                                      2003          2002
                                 -----------      ---------
Cash                             $   300,660      $ 245,553
Land                                 438,200        438,200
Building and improvements, net     1,359,710      1,439,839
Mortgage payable                    (834,451)      (938,673)

Depreciation expense for the years ended December 31, 2003, 2002, and 2001 amounted to $80,131, $88,313 and $63,131, respectively. Interest expense for the years ended December 31, 2003, 2002, and 2001 amounted to $78,876, $87,336, and $96,992, respectively.

NOTE K--COMPENSATED ABSENCES

The Company accrues for compensated absences earned by the employees. The amounts accrued for compensated absences are included in accounts payable and accrued liabilities on the balance sheet. The Company accrued $402,069 and $340,203 at December 31, 2003 and December 31, 2002, respectively.

NOTE L--NEW ACCOUNTING PRONOUNCEMENTS

In December 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. ("FIN") 46R, "Consolidation of Variable Interest Entities." The objective of FIN 46R is to improve financial reporting by companies involved with variable interest entities. Prior to FIN 46R, companies have generally included another entity in its consolidated financial statements only if it controlled the entity through voting interest. FIN 46R changes that by requiring a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk or loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. Consolidation by a primary beneficiary of the assets, liability

                      3141276 CANADA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 2003, 2002 AND 2001

NOTE L--NEW ACCOUNTING PRONOUNCEMENTS--CONTINUED

and results of activities of variable interest entities will provide more complete information about the resources, obligations, risks and opportunities of the consolidated company. The provisions of FIN 46R are effective immediately for those variable interest entities created after January 31, 2003. In October 2003, the FASB delayed the implementation of FIN 46R until the first quarter beginning after December 15, 2003 for all entities acquired before February 1, 2003. Since GHGA Properties, LP is already consolidated in these financial statements under SOP 78-9, management is of the opinion that FIN 46R will not have a material impact on the Company's financial statements.

In December 2003, the Office of the Chief Accountant and Division of Corporation Finance of the U.S. Securities and Exchange Commission released Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." This SAB updates portions of the interpretive guidance included in Topic 13 of the codification of SABs in order to make this interpretive guidance consistent with current authoritative accounting guidance. The principal revisions relate to the rescission of material no longer necessary because of private sector developments in U.S. generally accepted accounting principles. SAB 104 is effective immediately. As there are no new revenue recognition concepts or interpretations included in this SAB and our results of operations incorporate previous U.S. generally accepted accounting principles on this topic, there is no impact on the Company's financial statements as a result of SAB 104.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity." SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Company currently does not have any of those instruments.

During 2002, the Financial Accounting Standards Board finalized SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities," for exit and disposal activities that are initiated after December 31, 2002. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Adoption of this Statement did not have a material impact on the financial statements of the Company.

In April 2002, the FASB issued SFAS No. 145, "Rescission of FAS Nos. 4, 44, and 64, Amendment of FAS 13 and Technical Corrections as of April 2002," which mainly addresses the accounting and disclosure related to early extinguishment of debt transactions as well as several other technical corrections. SFAS No. 145 is effective for financial statements for fiscal years beginning after May 15, 2002 with early application encouraged. Adoption of this Statement did not have a material impact on the financial statements of the Company.

                      3141276 CANADA, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                        DECEMBER 31, 2003, 2002 AND 2001

NOTE L--NEW ACCOUNTING PRONOUNCEMENTS--CONTINUED

In July 2001, the FASB issued SFAS No. 143, "Accounting for Asset Retirement Obligations," which addresses the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. SFAS No. 143 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. SFAS No. 143 is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company did not retire any long-lived assets during the year.

NOTE M--SUBSEQUENT EVENTS

On September 14, 2004, the Company's shareholder sold 100% of the issued and outstanding shares of the Company to Packaging Dynamics Corporation pursuant to an acquisition agreement dated August 6, 2004. In connection with and immediately preceding the sale to Packaging Dynamics, the Company distributed to its shareholder its 100% ownership interest in GHGA Management, Inc.